Exhibit 10.17(a)

FIRST AMENDMENT TO EMPLOYMENT SEPARATION

AND GENERAL RELEASE AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT SEPARATION AND GENERAL RELEASE AGREEMENT (the “Amendment”) is made as of the 4th day of April 2007, by and among Marquee Holdings Inc., a Delaware corporation, AMC Entertainment Inc., a Delaware corporation, and American Multi-Cinema, Inc., a Missouri corporation (collectively, the “Company”), and Philip M. Singleton (“Employee”).

WHEREAS, the Company and Employee entered into that certain Employment Separation and General Release Agreement dated March 20, 2007 (the “Separation Agreement”); and

WHEREAS, the Company and Employee mutually desire to amend the Separation Agreement, in a manner consistent with U.S. Treasury Regulation § 1.424-1(e)(4)(viii), so as to clarify the vesting and exercisability terms applicable to certain stock options granted to Employee under the 2004 Stock Option Plan of Marquee Holdings Inc., as amended on December 23, 2004;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the sufficiency of which is hereby acknowledged by the parties, the parties hereto agree as follows:

1.             Section IX.A. of the Separation Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

“A.  Holdings granted options to purchase shares of Holdings common stock to Employee under the 2004 Stock Option Plan of Marquee Holdings Inc., as amended (the “Plan”) on December 23, 2004 (the “Options”), pursuant to the agreements set forth on Exhibit D.  By action of the committee that administers the Plan, all outstanding Options that had not vested and become exercisable prior to the date hereof shall be vested and immediately exercisable as of the Separation Date and each outstanding Option granted pursuant to the Nonqualified Stock Option Agreement listed on Exhibit D (each such Option, a “Nonqualified Option”) shall remain exercisable until the earlier of (x) December 31, 2007 or such later date as may then (as of December 31, 2007) be expressly permitted without the imposition of tax under Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) and (y) the date on which such Nonqualified Option is exercised.  Except as expressly provided in this Section IX, the Options shall continue to be subject to their terms as set forth in the Plan and the applicable option agreement thereunder.”

2.             Except as amended above, the remaining terms, conditions and restrictions of the Separation Agreement shall remain unmodified and in full force and effect.  No further amendment, alteration or modification of the Separation Agreement shall be valid unless made in writing and executed by the Company and Employee.

[Signature page to follow.]

                IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

/s/ Philip M. Singleton
Philip M. Singleton

MARQUEE HOLDINGS INC.,
and its divisions, subsidiaries, parents, and affiliated companies, past and present, and each of them

By:	/s/ Peter C. Brown
Name:	Peter C. Brown
Title:	Chairman, CEO & President

AMC ENTERTAINMENT INC., and its divisions, subsidiaries, parents, and affiliated companies, past and present, and each of them

By:	/s/ Peter C. Brown
Name:	Peter C. Brown
Title:	Chairman, CEO & President

AMERICAN MULTI-CINEMA, INC., and its divisions, subsidiaries, parents, and affiliated companies, past and present, and each of them

By:	/s/ Peter C. Brown
Name:	Peter C. Brown
Title:	Chairman, CEO & President